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                                                                    EXHIBIT 10.4

LOAN AGREEMENT

     THIS LOAN AGREEMENT dated March 15, 1996 is entered into between General Wireless, Inc., a Delaware corporation (the "Company"), and Hyundai Electronics America, a California corporation (the "Lender").

     A. The Company desires to obtain a loan up to the aggregate principal amount of $30,000,000 (the "Loan") for the purpose of paying a portion of the purchase price of entrepreneur's licenses ("Entrepreneur's Licenses") in the C block of broadband PCS spectrum issued by the Federal Communications Commission (the "FCC").

     B. The Lender is willing to make a loan on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth below, and in reliance on the representations and warranties herein provided, the parties intending to be legally bound agree as follows:

     1.  LOAN.

     (a) CLOSING. Subject to the terms and conditions set forth in this Agreement, the Lender agrees to make the Loan, and the Company agrees to accept the Loan, at a closing (the "Closing") to be held promptly after the Company receives notice that it is a high bidder on Entrepreneur's Licenses and no later than 3 business days prior to the due date of the second 5% down payment to the U.S. Treasury for Entrepreneur's Licenses awarded or to be awarded to the Company. The Loan will be represented by the Company's Senior Promissory Note (the "Note") in the form of Exhibit A. The terms of the Loan are as stated herein and in the Note.

     (b) INSTRUMENTS DELIVERED AT CLOSING. At the Closing, the Company shall deliver to the Lender the Note, properly completed and duly executed, against delivery to the Company by the Lender of a check or wire transfer disbursing the Loan to the Company's order.

     2.  CONDITIONS TO OBLIGATIONS.

     (a) CONDITIONS TO THE LENDER'S OBLIGATIONS. The obligation of the Lender to make the Loan at the Closing shall be subject to the satisfaction of each of the following conditions precedent, any one or more of which may be waived by the Lender.

     (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Section 3 of this Agreement shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though made on and as of the date of the Closing.

     (ii) PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     (iii) QUALIFICATIONS. All authorizations, approvals, or permits of and notices and filings with, if any, of any governmental authority or regulatory body of the United States, the Republic of Korea, or any state within the United States that are required in connection with the lawful advancement and performance of the Loan, and the equity investment to be made in accordance with the Stock Purchase Agreement of even date herewith between the Company and the Lender (the "Stock Purchase Agreement"), shall have been duly obtained or made and shall be effective on and as of the Closing, and any waiting period required in connection therewith shall have expired.

     (iv)  LEGAL OPINION.  The Lender shall have received from Brobeck,
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Phleger & Harrison, counsel for the Company, an opinion, dated the date of the
Closing, in substantially the form attached hereto as Exhibit B, and in substance satisfactory to the Lender.

     (v) FCC OPINION. The Lender shall have received from Skadden, Arps, Slate, Meagher & Flom, special FCC counsel for the Company, an opinion, dated the date of the Closing, in substantially the form attached hereto as Exhibit C, and in substance satisfactory to the Lender.

     (vi) LICENSES. Consistent with the Company's long-standing business plan described in its Confidential Private Placement Memorandum dated November 1995, as amended, the Company shall be the winning bidder for either (y) any Entrepreneur's Licenses which collectively cover not less than 10,000,000 POPs within the top 50 BTA's or (z) any 2 Entrepreneur's Licenses within the top 10 BTA's, with BTA's and POPs determined in each case as stated in the terms of the FCC's auction (the "Auction") for such licenses, and the issuance thereof in the normal course shall be reasonably assured or be completed.

     (vii) COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Lender at the Closing a certificate dated the date of the Closing certifying that the conditions specified in Sections 2(a)(i), (ii), (iii) (with the exception of those authorizations, approvals or permits dependent upon foreign government action) and (vi) have been fulfilled.

     (viii) PROCEEDINGS SATISFACTORY. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all document incident thereto shall be reasonably satisfactory in form and substance to the Lender, which shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     (b) CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to accept the Loan at the Closing is subject to the satisfaction of each of the following conditions precedent, any one or more of which may be waived by the Company.

     (i) PAYMENT OF PURCHASE PRICE. The Lender shall have delivered payment of the purchase price of the Note.

     (ii) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Lender set forth in Section 4 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though made on and as of the date of the Closing.

     (iii) PERFORMANCE. The Lender shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     (iv) QUALIFICATIONS. All authorizations, approvals, or permits of and notices and filings with, if any, of any governmental authority or regulatory body of the United States or any state within the United States that are required on the part of the Company in connection with the Loan and the lawful issuance of the Note, shall have been duly obtained or made and shall be effective on and as of the Closing, and any waiting period required in connection therewith shall have expired.

     (c) FAILURE TO CLOSE. If the Closing has not occurred by the due date of the second down payment to the U.S. Treasury for Entrepreneur's Licenses awarded or to be awarded to the Company, then neither the Company nor the Lender shall have any further obligations under this Agreement. Notwithstanding the foregoing, the obligations of the parties under Sections 6(g) and 6(l) shall survive and all obligations of the parties under this Agreement shall continue in effect so long as any obligation is outstanding under the Note.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Lender that, except as set forth on the Schedule of Exceptions provided
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to the Lender, which exceptions will be deemed to be representations and warranties as if made hereunder:

     (a) ATTACHED REPRESENTATIONS AND WARRANTIES. The Company hereby makes all the representations and warranties attached hereto as Exhibit D. All capitalized terms used in Exhibit D shall have the meanings set forth in the Company's existing Subscription Agreement. As used in Exhibit D, the term "Company" includes both the Company and its direct and indirect subsidiaries ("Subsidiaries").

     (b) CHARTER DOCUMENTS, MINUTE BOOKS. The Company has delivered to the Lender complete and accurate copies of its corrected amended and restated certificate of incorporation filed November 30, 1995 (the "Restated Certificate") and its Amended and Restated Bylaws ("Restated Bylaws"), each as currently in effect. The copy of the minute books of the Company provided to the Lender's special counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the time of incorporation and reflect all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

     (c) GOVERNMENTAL CONSENTS. No consent, approval, qualification, order or authorization of, or filing with, any court, administrative or governmental authority is required on the part of the Company or any Subsidiary in connection with the Company's valid execution, delivery or performance of this Agreement or the Loan or the Company's issuance of the Note except (i) such as have been made or obtained prior to the date of this Agreement and (ii) such filings under federal and state securities laws or any statutory requirement or related administrative agency rule or policy including, without limitation, those promulgated by the FCC or any provisions of the Communications Act of 1934, as amended, or any statutory requirement which would otherwise cause the Company to place in trust, divest or cede control of any of the Company's Entrepreneur's Licenses (collectively, the "FCC Compliance Rules") as may be required to be made following the Closing which will be timely filed within the applicable periods therefor.

     (d) AUTHORIZATION. The Company has full power to execute, deliver and perform this Agreement and the Note, and this Agreement has been duly executed and delivered by the Company and is, and the Note, when duly executed and delivered by the Company will be, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles. The execution, delivery and performance of this Agreement and the Note have been duly authorized by all necessary corporate action of the Company.

     (e) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance by the Company of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby will not result in any violation of or be in material conflict with or constitute, with or without the passage of time or giving of notice, a default under, its Restated Certificate or Restated Bylaws or, in any material respect, any provision of any mortgage, indenture, agreement, instrument or contract to which it or any Subsidiary is a party or by which it or any Subsidiary is bound, or, to the best of its knowledge, any federal or state judgment, order, writ, decree, statute, law, rule regulation or ordinance applicable to the Company or any Subsidiary or an event that results or will result in the creation of any material lien, charge or encumbrance upon any assets or properties of the Company or any Subsidiary or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company or any Subsidiary, or the business or operations of the Company or any Subsidiary, or any of the assets or properties of the Company or any Subsidiary.

     (f) FCC COMPLIANCE. Neither the Company nor any Subsidiary is presently and will not, by virtue of the execution and delivery of this Agreement, the Company's acceptance of the Loan or the issuance of the Note or the completion of the transactions contemplated hereby and thereby, be in violation or default of any FCC Compliance Rules. The representations and warranties
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stated in this Section 3(f) are made in reliance, in material part, on the
Lender's representations, warranties and covenants in this Agreement.

     (g) SUBSIDIARIES, ETC. The Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     (h) OFFERING. Subject in part to the truth and accuracy of the Lender's representations set forth in this Agreement, the making of the Loan and the issuance of the Note as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     (i) BALANCE SHEET. The Company has delivered to the Lender its unaudited consolidated balance sheet at December 31, 1995 (the "Balance Sheet"). The Company hereby makes, with respect to the Balance Sheet, the representations and warranties made in the last two sentences of Section 3.10 of Exhibit D.

     (j) DELIVERY OF AGREEMENTS. The Company has heretofore delivered to the Lender a full and complete set of the material agreements between the Company and any holder of any equity interest in the Company or any Subsidiary or of any options, warrants, conversion rights or other rights to acquire any such equity interests.

     (k) RESERVES. The Company has adopted and followed the plan to use its best efforts to secure in the Auction Entrepreneur's Licenses for the maximum POPs feasible with the funds available to it, including not setting aside reserves for other purposes exceeding its out-of-pocket expenses incurred in connection therewith and 6 months' interest owing under the U.S. government financing available for Entrepreneur's Licenses, except in order to respond to the requirements of financial markets as determined by the Company pursuant to the advice and recommendations of its investment bankers of national standing.

     (l) ADDITIONAL FINANCING. The Company will use its best efforts to obtain additional financing to apply towards payments for Entrepreneur's Licenses.

     (m) CDMA TECHNOLOGY. The Company will use CDMA technology in its and its Subsidiaries' PCS systems and will recommend CDMA technology for use by all PCS systems managed by it and its Subsidiaries. However, the Company reserves the right to select another technology if it reasonably and in good faith determines, on the basis of objective facts in the PCS industry, that CDMA technology is commercially or technically impracticable in the PCS industry in the U.S.

     4. REPRESENTATIONS AND WARRANTIES OF THE LENDER. The Lender hereby represents and warrants to the Company as follows:

     (a) AUTHORIZATION. The Lender has full power and authority to enter into this Agreement and to perform its covenants, agreements and obligations hereunder and thereunder. This Agreement is the legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, and to general equitable principles.

     (b) EXPERIENCE. The Lender is an "accredited investor" within the meaning of Rule 501 under the 1933 Act and was not organized for the specific purpose of making the Loan or acquiring the Note. The Lender has sufficient knowledge and experience in lending to companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of the Loan and it is able financially to bear the risks thereof.

     (c)  PURCHASE FOR OWN ACCOUNT. The Lender is making the Loan and
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acquiring the Note for its own account and not with the view to, or for resale in connection with, any distribution thereof. The Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Loan or the Note.

     (d) RELIANCE UPON LENDER'S REPRESENTATIONS. The Lender understands that the Note is not registered under the 1933 Act pursuant to the exemption contemplated in Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Lender's representations set forth herein.

     (e) RESTRICTED SECURITIES. The Lender understands that the Note, if it is considered a "security" under the 1933 Act, may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act, or an exemption therefrom, and that in the absence of an effective registration statement covering the Note or an available exemption from registration under the 1933 Act, the Note must be held indefinitely. In the absence of an effective registration statement, or an available exemption from registration under 1933 Act, covering the sale of the Note, the Lender will sell, transfer, or otherwise dispose of the Note only in a manner consistent with its representations and agreements set forth herein.

     5.  ADDITIONAL AGREEMENTS.

     (a) INCREASE IN AMOUNT OF LOAN. (i) Notwithstanding anything to the contrary herein, the Company may, at any time prior to the Closing, request the Lender to increase the amount of the Loan (on the same terms as described herein) by an additional amount of up to $20,000,000 if, at any time prior to the Closing, the Company receives firm commitments from substantial domestic investors to invest on the same terms as those described in the Company's Private Placement Memorandum (including any exhibits, amendments or supplements thereto) for the Class C Common Stock offering or other terms satisfactory to the Lender. In this event, the increase of the amount of the Loan will be calculated in a ratio of 1 additional dollar of the Loan amount for every 2 additional dollars which the Company receives from such substantial domestic investors.

     (ii) In addition, the Company may, at any time prior to the Closing, request the Lender to increase the amount of the Loan (on the same terms as described herein) by an additional amount of up to $20,000,000 if, at any time prior to the Closing, the Company needs funding: (x) to pay more than $70,000,000 for the 10% down payment to the U.S. Treasury for Entrepreneur's Licenses, (y) for corporate consolidation after being awarded Entrepreneur's Licenses which satisfy the conditions set forth in Section 2(a)(vi) or (z) to respond to the requirements of financial markets pursuant to the advice of the Company's investment bankers after the Auction but prior to the Closing. Any increase in the amount of the Loan will be the minimum amount the Company reasonably needs to satisfy the conditions stated under this Section 5(a)(ii).

     (iii) The sum of all Loan increases provided by the Lender pursuant to Sections 5(a)(i) and 5(a)(ii) shall not exceed an aggregate amount of $20,000,000. If the amount of the Loan increases, the amount of Authorized Securities purchasable by the Lender under the Stock Purchase Agreement will also increase at the same time and in the same amounts as any increase to the Loan made pursuant to this Section 5(a).

     (b) DECREASE IN AMOUNT OF LOAN. The amount of the Loan will be $30,000,000 less the dollar amount of Authorized Securities purchased by the Lender at the first Closing under the Stock Purchase Agreement. The Company has the right, by written notice given to the Lender prior to the Closing under the Loan Agreement, to decrease the amount of the Loan provided by the Lender under this Agreement and such reduction may bring the amount of the Loan down to zero; provided that the Company shall reduce the amount of Authorized Securities purchasable by the Lender under the Stock Purchase Agreement at the same time and in the same amounts as any reduction to the Loan made pursuant to this
Section 5(b) to which the Lender hereby agrees. However, subject to the FCC Compliance Rules, in no event shall the dollar amount of
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Authorized Securities purchasable under the Stock Purchase Agreement be decreased below $5,000,000.

     (c) NOTE. So long as there is principal and interest outstanding under the Note, the Lender shall tender principal and accrued unpaid interest, rather than cash, to the Company in payment of the purchase price (the "Purchase Price") for Authorized Securities under the Stock Purchase Agreement. In any such tender, the Lender shall tender to the Company, for each dollar of Purchase Price, one dollar of principal together with interest thereunder at the rate of 6.5% per annum starting from the date of the Note to the date of payment of the Purchase Price. To the extent the Lender elects to extend the term of the Stock Purchase Agreement pursuant to Section 6(c) thereof, the Lender will consent to an extension of the term of the Note for the same period.

     (d) BOARD REPRESENTATION. At any time when $10,000,000 in principal amount of the Loan is outstanding, the Lender shall have the right, in lieu of any other board representation rights which may be available to the Lender, to designate one director to the Company's board of directors who shall have the right to one vote out of the three available to directors who are not part of the Company's FCC "control group." At any time when the outstanding principal amount of the Loan is less than $10,000,000, the Lender shall have no rights under this Section 5(d), and shall have such board representation rights, if any, as are otherwise available to it.

     (e) KOREAN GOVERNMENT APPROVAL. In the event that the first Closing could not occur due to the Lender's failure to obtain the approval of the government of the Republic of Korea as required under Section 2(a)(iii), notwithstanding the satisfaction of all other conditions in Section 2(a), then the Lender shall reimburse the Company up to $1,000,000 for all expenses and interest incurred by the Company due to the Lender's failure to close the transactions contemplated hereunder. Notwithstanding anything to the contrary in this Agreement or any other agreements, the Company acknowledges that any amount paid by the Lender under this Section 5(e) shall be credited towards any reimbursement obligation of the Lender under Section 5(e) of the Stock Purchase Agreement and vice versa. In no event shall the Lender be obligated to reimburse an aggregate amount of more than $1,000,000 to the Company.

     (f) REPAYMENT OF LOAN. At any time within 90 days prior to the scheduled due date of any payment of principal, or within 5 days after any notice of prepayment by the Company pursuant to the Note, the Lender will have the right, at its sole option by notice to the Company, to require the Company to pay the amount in question not in cash but in the form of warrants for Class C Stock of the Company having a fair market value (as determined by an investment banking firm selected by the Company and satisfactory to the Lender) equal to the principal amount to be paid or prepaid, subject to any applicable limit imposed by the FCC Compliance Rules. In the event the Lender gives such notice, the Company may nonetheless pay such amount in full in cash on the due date or prepayment date, as the case may be, but if such cash payment is not so made on the due date or prepayment date, the Lender's election to receive it in the form of warrants as aforesaid will be binding on the Company, subject to any applicable limit imposed by the FCC Compliance Rules.

     (g) BIDS AND BIDDING STRATEGY. (i) The parties understand that under the FCC Compliance Rules, the Lender will not be considered an "attributable interest holder" or the holder of any stock interest amounting to 5 percent or more in the Company on account of the transactions contemplated hereby. Accordingly, the parties do not believe that the limitations of Section 5(g)(ii) are required by the FCC Compliance Rule, and intend them solely as a cautionary matter in light of the Lender's prior communications with U.S. AirWaves, Inc. ("USAW"), a former bidder for Entrepreneur's Licenses which became ineligible for any further bidding, concerning such former bidder's bids and/or bidding strategy.

     (ii) The Lender and the Company mutually represent and warrant to one another that the Lender has not communicated with the Company or (in the case of the Company, to the Company's knowledge) any other party (other than its prior communications with USAW) concerning the Company's or such other party's bids or bidding strategy (as such terms are used under
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the FCC Compliance Rules) in the Auction or other matters proscribed by the
FCC's PCS anticollusion rules. The Lender and the Company agree that neither will so communicate with the other.

     (iii) If, notwithstanding Section 5(g)(i), the Company so requests, the Lender will issue its certificate in the form contemplated by 47 C.F.R. 1.2105(c)(4)(i).

     (h) STANDSTILL AGREEMENT. From March 11, 1996 to the last date of the Auction, the Lender agrees that it will not, except through the Company and USAW, directly or indirectly, through any partner, affiliate, agent or representative (including, without limitation, investment bankers, attorneys and accountants), (i) solicit or initiate offers for investment (debt or equity) in any participant in the Auction or (ii) participate in any discussions or otherwise cooperate in any way with any other person to do or seek the foregoing; provided that this Section 5(h) shall terminate immediately if the Company becomes ineligible to bid in the Auction or if the Lender reasonably determines that the Company will not be the winning bidder for Entrepreneur's Licenses as specified in Section 2(a)(vi). Nothing in this Section 5(h) shall restrict the Lender with respect to USAW.

     (i) EQUIPMENT PURCHASE AND EMPLOYEE TRAINING. The Company and Hyundai Electronics Industries Co., Ltd., the parent of the Lender, have entered into an equipment purchase agreement (the "Equipment Purchase Agreement") and an employee training agreement (the "Employee Training Agreement"), both of even date herewith. The obligations and rights of the parties thereunder shall not become effective unless either (y) the Closing has occurred hereunder or (z) the Lender has delivered a written statement to the Company that it waives all unsatisfied conditions under Section 2(a) of this Agreement, whether or not any
Note is in fact issued on such date. No conditions to the effectiveness of the Equipment Purchase Agreement or the Employee Training Agreement exist other than those stated in Section 5(g) of the Stock Purchase Agreement and those stated under this Section 5(i).

     6.  MISCELLANEOUS.

     (a) NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Lender or the Company in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     (b) AMENDMENTS. WAIVERS AND CONSENTS. Except as otherwise expressly provided in this Agreement, changes in or additions to this Agreement may be made, and compliance with any covenant or provision hereof may be omitted or waived, only if the Company and the Lender so agree in writing. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only to the extent expressly set forth therein.

     (c) ADDRESSES FOR NOTICES. All notices, requests, demands and other communications provided for hereunder to be sent to the Lender and the Company shall be in writing (including facsimile) and mailed or transmitted or delivered

     If to the Lender to:
     Hyundai Electronics America
     510 Cottonwood Drive
     Milpitas, California 95035
     Attn:  Mr. Y. H. Kim, President & CEO
     facsimile:  (408) 232-8101
     with a copy to:

     Hyundai Electronics America
     510 Cottonwood Drive
     Milpitas, California 95035
     Attn:  S. K Park
     facsimile:  (408) 232-8116

     If to the Company to:

     General Wireless, Inc.
     6688 North Central Expressway, Suite 1170
     Dallas, Texas 75206
     Attn:  Roger D. Linquist, President and CEO
     facsimile:  (214) 373-8584

     with a copy to:

     Brobeck, Phleger & Harrison
     2200 Geng Road
     Palo Alto, CA 94303
     Attn:  Franklin P. Huang
     facsimile:  (415) 496-2920

Either party to this Agreement may change its address by written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed, transmitted or delivered., be effective when deposited in the mails, sent or delivered, respectively, addressed as aforesaid.

     (d) BINDING EFFECT; ASSIGNMENT. Except as otherwise specifically provided for herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     (e) PRIOR AGREEMENTS. This Agreement supersedes all other negotiations or agreements between the parties concerning the subject matter hereof.

     (f) SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     (g) PUBLIC DISCLOSURE. Neither party shall make any public disclosure concerning the transactions contemplated hereby without prior consultation with the other party; provided, however, that nothing herein shall preclude either party from making such disclosure as is required by applicable laws binding on it as long as the disclosing party has exercised good faith efforts under the circumstances to consult with the other party as provided in this Section 6(g).

     (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

     (i) HEADINGS, REFERENCES, DATE. Section and subsection headings in this Agreement are included herein for convenience only and shall be ignored in interpreting this Agreement. Unless expressly stated to the contrary, references herein to Sections, Exhibits, Schedules and similar elements refer to the designated element of this Agreement. Words like "herein" and "hereby" refer to this Agreement as a whole, including all exhibits and schedules to this

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Agreement and the Schedule of Exceptions. The date of this Agreement is for convenience only, and is not necessarily the date on which it was entered into.

     (j) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

     (k) ATTORNEYS FEES. Except as otherwise provided under Section 6(l), if any action at law or in equity is brought for a breach of representation or warranty made herein or to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     (l) ARBITRATION. Any dispute between the parties relating to this Agreement or the interpretation, enforcement, arbitrability or breach hereof shall be determined exclusively by arbitration before three arbitrators conducted under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Each party will designate one party arbitrator, and the third, neutral arbitrator will be designated by agreement of the two party arbitrators. The place of arbitration shall be determined by mutual agreement within 30 days of either party's demand for arbitration, but if the parties are unable to agree on the place of arbitration within such period, it will be New York City. Each party will bear its own costs and expenses, including without limitation the fees and expenses of its own counsel.

     IN WITNESS WHEREOF, the Company and the Lender have caused this Loan Agreement to be executed by their respective officers thereunto duly authorized.

                              GENERAL WIRELESS, INC.

                              By:

                              Name:

                              Title:

                              HYUNDAI ELECTRONICS AMERICA

                              By:

                              Name:

                              Title: